UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2017

HEALTH ADVANCE INC.

 (Exact name of registrant as specified in its charter)

Wyoming	333-177122	46-0525223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Rd. Suite D155 Las Vegas, NV 89103
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: 702-943-0309

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

License Agreement

On March 5, 2017, Health Advance Inc. (the “Company”) entered into a license agreement (the “License Agreement”) with Micro Medtech, Ltd., a foreign limited liability company held in Federated States of Micronesia, existing under the laws of Colorado, United States (“MMT”) to acquire exclusive licensing rights in North America to cebidiofen and polyoxyfen, two patent-pending, product formulations for pharmaceutical foods made from ibuprofen and botanical extract blends containing cannabidiol, mitragyna speciose, and kava.;

The Company agrees to issue Forty-Million common shares of the Company as outstanding payment due to MMT upon inception of License Agreement. In addition, the Company will issue to MMT Forty-Million warrant options for Forty-Million common shares of the Company at a strike price of $0.07 (USD) per share, which are outstanding upon execution of the License Agreement on March 5, 2017. Furthermore, the License Agreement agrees to issue additional common shares of the Company, royalties, and stock options to MMT based performance and other related milestones.

The foregoing description of the terms of the License Agreement are qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”), which is incorporated by reference herein.

Description of Micro Medtech, Ltd.

Description of product formulations included in License Agreement are as follows:

[a] USPTO Provisional Patent Pending No. 62364442 for "Cebidiofen", a product formulation for a medical food containing Ibuprofen and a unique botanical blend derived primarily from kava extract and cannabis extracts (known as cannabidiol or "CBD");

[b] USPTO Provisional Patent Pending No. 62464423 for "Polyoxyfen", a product formulation a medical food containing Ibuprofen and a unique botanical blend derived primarily from kava and mitragyna speciose extracts;

Beginning in March 2017 the Company and MMT will begin working together with health claim experts Nutrasource Diagnostics, Inc. to conduct a due diligence review and product development plan to determine claims and optimal commercialization strategies for cebidiofen and polyoxyfen. The formulas are specifically tied to the production of the neurotransmitters that enable management and enhancement to sensory response to pain and inflammation, formulated by ingredients that are classified as Generally Recognized as Safe (GRAS) by the FDA. The Product Development Plan process for both (provisional) patent-pending product formulations will take six to eight weeks to complete from the start date that will commence in March. The plans will identify current gaps in the research and outline the clinical and regulatory pathways going forward. Based upon the results of the plans for cebidiofen (primarily derived from cannabidiol fiber extract) and polyoxyfen (primarily derived from mitragyna speciose, also known as kratom), the requisite clinical studies and product testing will be conducted to meet the regulatory, clinical and manufacturing requirements for commercialization.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Items 1.01 of this Report, which disclosure is incorporated herein by reference.

The Company shall issue the Health Advance Shares in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

Item 8.01	Other Events.

On March 7, 2017, the Company issued a press release announcing the execution of the License Agreement with Micro Medtech, Ltd., a copy of which is attached as Exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description
10.1	License Agreement, dated March 5, 2017, by and among Health Advance Inc., Micro Medtech, Ltd.

99.1	Press Release

FORWARD-LOOKING STATEMENTS :

Pursuant with the safe harbor provisions of the US Private Securities Litigation Reform Act of 1995, this Current Report on Form 8-K contains forward-looking statements about the Company's business affairs with Micro Medtech, Ltd. and affiliate partners for research and development, marketing, production, and sale of medical equipment and nutritional and pharmaceutics products, in additional to pertinent intellectual properties. These statements involve risks and uncertainties, and actual results may differ materially from the Company's expectations. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, whether the Company will be able to complete and fulfill actions specified within agreements with affiliated parties. Other risks and uncertainties that can affect the Company's performance are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report on Form 10-K for the year ended July 31, 2016 and the Quarterly Report on Form 10-Q for the quarter ended on October 31, 2016 which are on file with the Securities and Exchange Commission (SEC) and are available on the SEC’s website at www.sec.gov and on the Company websites (www.healthadvanceinc.com and www.hadvinc.com). All information provided in this Current Report on Form 8-K is as of March 7, 2017, and the Company undertakes no duty to update this information unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH ADVANCE INC.

Date: March 7, 2017	By:	/s/ Jordan Starkman
Jordan Starkman